                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12


               HUDSON HOTELS CORPORATION
--------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                      2000
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                           HUDSON HOTELS CORPORATION
                            300 BAUSCH & LOMB PLACE
                              ROCHESTER, NY 14604
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 2000 Annual Meeting of Shareholders of Hudson Hotels Corporation (the "Company") will be held at The Brookwood Hotel, 800 Pittsford-Victor Road, Pittsford, New York 14534 on Thursday, September 14, 2000 at 10:00 a.m. local time, for the following purposes:

1. To elect five (5) directors for a term of one (1) year or until their successors have been elected and qualified.

2. To consider and act upon a proposal to permit the Board of Directors to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's issued common stock in which one new share of Common Stock would be exchanged for every three shares of Common Stock currently issued and outstanding (the "Reverse Stock Split"), all fractional shares to be rounded up to the next whole share, all as more fully described in the accompanying Proxy Statement.

3. To consider and act upon a proposal to amend the Company's 1993 Director's Stock Option Plan.

4. To consider and act upon a proposal to appoint Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 2000.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    Shareholders of record at 5:00 p.m. Eastern Daylight Time, on July 18, 2000, are entitled to notice of and to vote at the meeting. Each shareholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the meeting may withdraw his or her proxy in writing and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors

                                          Alan S. Lockwood
                                          Secretary

July 31, 2000

                                      2000
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                           HUDSON HOTELS CORPORATION
                            300 BAUSCH & LOMB PLACE
                              ROCHESTER, NY 14604
                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Hudson Hotels Corporation, a New York corporation having its principal executive offices at 300 Bausch & Lomb Place, Rochester, New York 14604 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 2000 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the The Brookwood Hotel, 800 Pittsford-Victor Road, Pittsford, New York 14534 on Thursday, September 14, 2000, at 10:00 a.m., local time, and at any and all adjournments of the Annual Meeting.

    This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about August 4, 2000.

VOTING SECURITIES

    As of July 18, 2000, the record date for the Annual Meeting, there were 8,188,569 of the Company's common shares, par value $.001 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on July 18, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each Common Share registered in the name of the shareholder. A majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

    Under the law of New York, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

    The enclosed proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the five director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, a signed proxy will be voted FOR each proposal described herein. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth as of July 18, 2000, the name and address of each director and executive officer who owns shares of Common Stock and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock and the number of shares owned by all directors and executive officers of the Company, as a group, together with the respective percentage holdings of each such person.

NAME AND ADDRESS                                  AMOUNT AND NATURE OF        PERCENT OF
OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP (1)(2)   CLASS (1)(2)
-------------------                            ---------------------------   ------------
E. Anthony Wilson............................           1,292,140(3)            14.63%
300 Bausch & Lomb Place
Rochester, New York 14604

Bruce Sahs...................................             155,858(4)             1.87%
300 Bausch & Lomb Place
Rochester, New York 14604

Ralph L. Peek................................             522,869(5)             6.33%
300 Bausch & Lomb Place
Rochester, New York 14604

Richard C. Fox...............................             211,798(6)             2.58%
20 North Union Street
Rochester, New York 14607

Alan S. Lockwood.............................              34,950(7)             0.43%
7291 Dennisport Lane
Victor, New York 14564

M,L,R&R......................................           1,538,107(8)            18.23%
300 Willowbrook Office Park
Fairport, New York 14550

LIVA & Co., f/b/o                                         454,900(9)             5.39%
The Q-Tip Trust of
Jennifer L. Ansley...........................
The Chase Manhattan Bank, N.A.
Rochester, New York

Oppenheimer Convertible Securities Fund......           1,666,667               20.35%
2 World Trade Center, 34th Floor
New York, New York 10048-0203

All directors and executive officers as a
  group (5 persons)..........................           2,083,733(1),(2),(3),(4),(5),(6),(7),    22.98%

------------------------

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and investment power with respect to all shares beneficially owned.

(2) Does not give effect to 668,125 shares reserved for issuance upon the exercise of outstanding warrants issued to non-affiliates.

(3) Includes 22,000 shares in trust to Rebecca S. Wilson, Mr. Wilson's daughter. Includes 161,875 shares issuable upon exercise of outstanding warrants of the Company, which shares Mr. Wilson has the right to acquire within sixty
    (60) days. Includes 102,007 shares owned by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of non-qualified stock options granted to Wilson Enterprises, L.P. of which Mr. Wilson is a general partner, and which option shares Mr. Wilson has the right to acquire within 60 days. Also includes an aggregate of 450,000 shares issuable upon exercise of non-qualified stock options granted to E. Anthony Wilson, which shares
    Mr. Wilson has the right to acquire within 60 days. Does not include 950,000 shares issuable upon exercise of the options, which shares have not yet vested, and 100,000 shares issuable upon exercise of options, which exercise is conditioned upon the fulfillment of a material performance standard.

(4) Includes an aggregate of 155,000 shares issuable upon exercise of non-qualified stock options granted to Mr. Sahs, which shares Mr. Sahs has the right to receive within 60 days. Does not include 150,000 shares issuable upon exercise of options, which shares have not yet vested.

(5) Includes 127,094 shares owned beneficially and of record by Patricia L. Peek, wife of Mr. Peek, ownership of which shares Mr. Peek specifically disclaims. Includes 18,000 shares owned by Kacey L. Peek, Mr. Peek's daughter under the Uniform Gifts to Minors Act. Includes 102,007 shares by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of a non-qualified stock option granted to Wilson Enterprises, L.P. of which Ralph L. Peek is a general partner, and an aggregate of 37,000 shares issuable upon exercise of non-qualified stock options granted to Ralph L. Peek, which shares Mr. Peek has the right to acquire within 60 days. Does not include 100,000 shares issuable upon exercise options, which shares have not yet vested.

(6) Includes 43,000 shares owned by Wendy's Restaurants of Rochester, Inc. and 40,000 shares owned by JV Renard & Company, Inc. Includes 18,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Fox as a director of the Company, which shares Mr. Fox has the right to acquire within sixty (60) days; does not include 9,000 shares issuable upon exercise of the option, which shares have not yet vested.

(7) Includes 18,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Lockwood as a director of the Company, which shares Mr. Lockwood has the right to acquire within sixty (60) days; does not include 9,000 shares issuable upon exercise of the option, which shares have not yet vested. Also includes 6,667 shares issuable upon exercise of a non-qualified stock option granted to 900 Midtown Investments, an investment partnership whose sole partners are Robert Brown, John Wilson, Richard Palumbo, Michael Howard, Howard Konar, Catherine Foerster, Sue Jacobson and Mr. Lockwood, which shares 900 Midtown Investments has the right to acquire within 60 days.

(8) Includes 1,000,000 shares owned by M, L, R & R, and 250,000 shares issuable upon exercise of warrants issued to M, L, R & R, which shares
    M, L, R & R has the right to acquire within sixty (60) days. Also includes the following numbers of shares owned individually by the partners of M, L, R & R: The Marvin Sands Master Trust--19,500; Richard E. Sands--176,216; Robert S. Sands--45,847; CWC Partnership-I--46,544. Does not include any shares owned by LIVA & Co. f/b/o the Q-Tip Trust of Jennifer L. Ansley (Sands), the wife of Richard E. Sands, ownership of which shares
    Mr. Sands disclaims. Each of the partners of M, L, R & R disclaims ownership of three-quarters of the shares owned by M, L, R & R, and of all of the shares owned individually by any other partner of M, L, R & R.

(9) Includes 247,467 shares issuable upon conversion of the Company's Series A Preferred Stock, which the Trust has the right to receive within 60 days. Does not include an aggregate of 39,640 shares held by trusts for the children of Loren G. Ansley, or 47,256 shares reserved for issuance upon conversion of 47,256 Series A Preferred Shares held by those trusts.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    As of July 14, 2000 the directors and executive officers of the Company were as follows:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
E. Anthony Wilson.................     55      Chairman of the Board of
                                               Directors, President,
                                               Chief Executive Officer,
                                               and Director

Bruce A. Sahs.....................     54      Senior Vice President

Ralph L. Peek.....................     52      Vice President, Treasurer,
                                               Assistant Secretary and Director

Richard C. Fox....................     53      Director

Alan S. Lockwood..................     46      Director and Secretary

Ted Filer.........................     35      Director

    All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

    Messrs. Wilson, Fox, Peek, Lockwood and Filer are each nominees for the position of director of the Company to be voted upon at the 2000 Annual Meeting. For a brief description of their respective business experience during the past five years please refer to that portion of this Proxy Statement entitled "Election of Directors." Michael George was a director until he resigned effective March 1, 2000. A brief description of the business experience of Mr. Sahs is presented here.

BRUCE A. SAHS
SENIOR VICE PRESIDENT

    Mr. Sahs participated in the organization of the Company and served as Chief Financial Officer from inception through December 1996. From January 1993 through June 1998, Mr. Sahs served as Executive Vice President and Chief Operating Officer of the Company and as a director. From June 1998 to the present, Mr. Sahs has served as Senior Vice President. Prior to his employment with Hudson, Mr. Sahs was a partner in a Rochester based certified public accounting firm, specializing in hotel and restaurant auditing controls and management services. Mr. Sahs received his degree from the Rochester Institute of Technology, is a Certified Public Accountant, as well as a Certified Hotel Administrator. He is also a member of the New York State Society of Certified Public Accountants.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Company proposes that a Board of Directors consisting of five
(5) directors be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting of shareholders or until the successor of the director is duly elected and qualified. The number of directors to be elected has been fixed by the Board of Directors pursuant to the Company's By-Laws.

    The Board of Directors recommends the election of the five (5) nominees named below. Messrs. Wilson, Peek, Fox and Lockwood were elected as directors at the Company's 1999 annual meeting of shareholders. Mr. Filer was appointed to the Board on June 26, 2000 to fill the vacancy created by the resignation of Michael George. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

    Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted FOR the election of each of the five (5) nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. Directors are elected by a plurality of votes cast. What follows is certain information relating to each of the nominees for director:

    E. ANTHONY WILSON, age 55, was a co-founder of the Company, has served as Chairman of the Board since its inception, and as Chief Executive Officer since January 1993. In 1984 he co-founded Hudson Hotels Corp. which was acquired by the Company in June 1992. Mr. Wilson has over 25 years experience in the hospitality and real estate industries as a developer, owner and manager. As General Partner of Wilson Enterprises, L.P., a real estate development firm in Rochester, New York, he has developed a significant amount of office, warehouse, apartments and related facilities for tenants, including Xerox Corporation, Eastman Kodak, Rochester Telephone Corp., R.T. French, Champion Products, the United States Government and other national corporations. Mr. Wilson is an alumnus of the School of Business at Indiana University. He has served as the Chairperson of the Strong Memorial Hospital Children's Fund, and as a Director of the Erdle Perforating Corp.

    RICHARD C. FOX, age 53, currently owns and operates 91 Wendy's restaurants and has been a franchisee of Wendy's for 22 years. Mr. Fox's restaurants are located principally in Rochester, New York, Ft. Wayne and South Bend, Indiana, Erie, Pennsylvania, Cleveland, Ohio and Buffalo, New York. Mr. Fox is originally from the Cleveland, Ohio area, is a graduate of Kenyon College and received his MBA from Harvard Business School in 1971. After graduating from Harvard,
Mr. Fox worked with Price Waterhouse Co. In 1974, he moved to Columbus, Ohio to become the Financial Vice President of Wendy's International, Inc. He left Wendy's International, Inc. to become a Wendy's franchise in 1976. Mr. Fox is a member of the Board of Trustees of the Norman Howard School, the McQuaid Jesuit High School, St. Thomas More Church, Genesee Country Museum and is a member of the Board of Directors of Vehicare Corp.

    RALPH L. PEEK, age 52, has been involved with the Company and has served as a Director of the Company since it inception in 1987. As of December 31, 1996 Mr. Peek was named Vice President and Treasurer of the Company. In addition, he has been a general partner of Wilson Enterprises, L.P. since 1982. Mr. Peek is also a certified public accountant licensed in the State of New York and received his degree from the Rochester Institute of Technology.

    ALAN S. LOCKWOOD, age 47, is a partner in the law firm of Boylan, Brown, Code, Vigdor & Wilson, LLP of Rochester, New York, which firm is general counsel to the Company. Mr. Lockwood specializes in corporate finance and has been affiliated with Boylan, Brown since 1978. He is a graduate of Cornell University School of Arts and Sciences and Cornell Law School. Mr. Lockwood has served as Secretary of the Company since its inception and as a Director since 1999.

    TED FILER, age 35, is co-founder of Central Auto Auctions, Inc. Over the past 10 years, Central Auto Exchange has successfully auctioned over 20,000 vehicles a year through its dealer-only auctions. As an owner and former general manager, Mr. Filer has been instrumental in positioning Central Auto Exchange as the regional leader in Automobile remarketing in Western New York. For the past 5 years, Mr. Filer has been the co-founder, CEO and director of Origin Communications Inc. Under Mr. Filer's direction, Origin has grown to nearly
$20 million in annual revenue. Origin is a fully integrated service bureau, providing customer service support, sales/billing support, and electronic voice messaging services. Mr. Filer is also a founder and Chairman of the Board of Gizmo.com, an asset management and lifecycle solutions company which recently launched it's B2B on-line auction, GizmoAuctions.com, a marketplace for the exchange and disposition of IT and telephony assets.

    None of the Company's directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended. There is no family relationship among any members of the Board of Directors or the executive officers or significant employees of the Company. The Board of Directors met five times during year ended December 31, 1999. Each Director attended 67% or more of the meetings held by the Board of Directors and the Committees on which the Director served.

    At the present time the Company has no Nominating Committee. The Board has a Compensation Committee whose members in 1999 were Mr. Fox and Mr. Lockwood, and an Audit Committee whose members in 1999 were Mr. Fox and Mr. Lockwood. The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. The Compensation Committee establishes the compensation of the Chief Executive Officer of the Company, reviews the recommendations of management regarding the compensation of other executive officers and administers the Company's Stock Option Plans. All directors and executive officers are elected to serve as directors and executive officers until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

    There are no arrangements or understandings between any director or executive officer and any other persons pursuant to which any such directors or executive officers was or is to be selected as a director or nominee for director.

    In September 1993, the Company adopted the 1993 Director Stock Option Plan. The 1993 Director Stock Option Plan originally authorized the issuance of options to purchase up to 135,000 shares of Common Stock by Directors pursuant to the formula set forth in the plan; on June 11, 1998, the Shareholders authorized the issuance of an additional 81,000 shares pursuant thereto. Pursuant to the 1993 Director Stock Option Plan, each non-employee director is granted options to purchase 27,000 shares of the Company's stock, at the closing price on the date of grant, vesting over three years. Options to purchase 81,000 under the 1993 Director Stock Option Plan were outstanding as of December 31, 1999; none of these options have been exercised.

    Non-management directors are paid $1,000 for each board meeting attended and $500 for each committee meeting attended. Directors who are also full time employees are not paid directors' fees.

    DIRECTORS' AND OFFICERS' LIABILITY INSURANCE POLICY. The Company has an insurance policy for $2,000,000 effective until November 3, 2000 which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by Royal Indemnity Company at a premium of $38,000 per year.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely upon its review for Forms 3 and 4 year ended December 31, 1999 and in reliance upon written representations regarding the necessity to file Form 5, and except as previously reported, the Company has determined that, to the best of its knowledge, no officer, director or shareholder required to file such form has failed to do so timely.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation for fiscal 1997, 1998 and 1999 to the Company's Chief Executive Officer, officers who earned in excess of $100,000 and to all executive officers as a group.

                           SUMMARY COMPENSATION TABLE

                                                                                                RESTRICTED
NAME OF INDIVIDUAL OR GROUP                                                                    STOCK AWARDS
AND PRINCIPAL POSITION                     YEAR     CASH COMPENSATION (A)   OPTIONS/SARS (#)       ($)
----------------------                     ----     ---------------------   ----------------   ------------
E. Anthony Wilson, CEO.................    1999           $  431,327                   0                0
                                           1998              300,146             500,000                0
                                           1997              359,892              50,000                0

Michael George, COO....................    1999           $  332,083                   0                0
                                           1998              124,819             500,000          $20,000
                                           1997                  N/A                 N/A                0

John M. Sabin, CFO.....................    1999           $  254,299                   0          $19,688
                                           1998              169,704             500,000           20,000
                                           1997                  N/A                 N/A                0

Ralph L. Peek..........................    1999           $  111,903                   0                0
                                           1998               89,668                   0                0
                                           1997               78,685              10,000                0

Taras Kolcio...........................    1999           $  101,650                   0                0
                                           1998               87,135              10,000                0
                                           1997               81,324              10,000                0

All Executive Officers as a Group          1999           $1,328,491                   0          $19,688
  (6 in 1999; 6 in 1998;                   1998              909,960           1,510,000           40,000
  4 in 1997)...........................    1997              677,327              80,000

       Note: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, any of the named
              Executives required to be reported in the table during fiscal 1997, 1998 and 1999.

(a) In addition, the Company provided Messrs. Wilson, George, Sabin and Sahs with an automobile. Other than the cash compensation set forth in the table, none of the Executive Officers individually, nor the Executive Officers as a group, received non-cash benefits having a value exceeding $50,000, or 10% of their cash compensation.

(b) In 1999, the Company issued to Mr. Sabin 25,000 shares of common stock in connection with the termination of Mr. Sabin's employment agreement.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                          1999 YEAR-END OPTION VALUES

                                                                                              (1)
                                                                                           VALUE OF
                                                                          NUMBER OF       UNEXERCISED
                                                                         UNEXERCISED     IN-THE-MONEY
                                                                        OPTIONS/SARS     OPTIONS/SARS
                                                SHARES       VALUE        AT FY-END        AT FY END
                                               ACQUIRED     REALIZED     EXERCISABLE      EXERCISABLE
NAME                                          ON EXERCISE      $        UNEXERCISABLE    UNEXERCISABLE
----                                          -----------   --------   ---------------   -------------
E. Anthony Wilson...........................       0           0       450,000/400,000        0/0

Ralph L. Peek...............................       0           0        37,000/0              0/0

Michael George..............................       0           0       100,000/400,000        0/0

Bruce A. Sahs...............................       0           0       155,000/0              0/0

Taras Kolcio................................       0           0        28,667/3,333          0/0

------------------------

(1) based upon a stock price of $1.00 the closing price on July 18, 2000.

                             EMPLOYMENT AGREEMENTS

    E. Anthony Wilson, Chairman, President and Chief Executive Officer entered into an Employment Agreement with the Company effective May 1, 1998. The employment agreement was entered into in contemplation that Hudson Hotels Trust would also employ each of these executives and share the obligations under the contracts; however, in the event that Hudson Hotels Trust is unable to fulfill its obligations, the Company is responsible for all obligations thereunder.

    The Employment Agreement has a term of five years, and may be terminated by the Company for cause (as defined in the Agreements) or upon the death or disability of the employee. In the event of the disability of Employee or termination of the Agreement by the Employee for Good Reason, the Employee is entitled to receive severance equal to one year's base salary, payable over two years. Good Reason means (i) material change of Employee's duties,
(ii) material breach by the Company, or (iii) voluntary termination by Employee within ninety (90) days after a Change in Control.

    The Employment Agreement sets out the following compensation:

                                                      BASE SALARY   STOCK OPTIONS(1)
                                                      -----------   ----------------
E. Anthony Wilson...................................    $360,000        500,000

    For the purposes of the Agreements, "Change in Control" means the occurrence of any one of the following events:

    (i) (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of the Company, shall be controlled by another corporation or (B) a recapitalization (including an exchange of the Company's equity securities by the holders thereof), in either case, in which any "Person" (as such term is used in
        Section 13 (d) and 14 (d) (2) of the Exchange Act), becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined power of the then outstanding securities ordinarily having the right to vote in the election of directors;

------------------------

(1) 100,000 vested immediately; the balance vested over time, subject to meeting certain performance- based criteria.

    (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company;

   (iii) approval by the shareholders of the Company, of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within sixty (60) days following such approval.

    (iv) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), shall become the beneficial owner of securities of the Company, representing more than 50% of the combined voting power of outstanding securities ordinarily having the right to vote in the election of directors.

    (v) more than 50% of the then existing directors of either the Company are changed at any election of the Board of Directors and such new Board of Directors asks for the resignation of or terminates the employment of Employee.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                          CORPORATE PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1994 through December 31, 1999, with the Russell 2000 Index and a peer group consisting of public hotel companies. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1994 in each of the Company's Common Shares, the Russell 2000 Index and the peer group and that all the dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG HUDSON HOTELS CORPORATION, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       HUDON HOTELS CORPORATION  PEER GROUP  RUSSELL 2000
12/94                    100.00      100.00        100.00
12/95                    238.24       92.50        127.49
12/96                    138.24      137.50        154.73
12/97                     97.06       91.02        203.91
12/98                     33.09       40.60        190.76
12/99                     16.19       37.12        187.92

          * $100 INVESTED ON 12/31/94 IN STOCK OR INDEX--
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING DECEMBER 31.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. Fox and Lockwood), approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

    The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company;
(iv) to align executive compensation with growth in shareholder value; and
(v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

    To maintain a competitive level of compensation, the Company and the Committee utilized the services of an independent compensation consultant during 1998 to analyze compensation data for comparable companies in the hotel business and to recommend plan designs and guidelines and compensation strategies.

    The Company's compensation program for executive officers consists of the following key elements: base salary and equity-based incentives. Salary is mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

    BASE SALARY: Mr. Wilson's base salary was established pursuant to his employment contract. Base salaries and increases for other executive officers are determined by the Chief Executive Officer within the guidelines established by the Committee and are based upon the officer's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base salaries are designed to be competitive, as compared to salary levels for equivalent executive positions in comparable companies and are normally reviewed annually.

    EQUITY-BASED INCENTIVES: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

    CEO COMPENSATION

    An employment agreement was entered into with Mr. Wilson effective May 1, 1998, which established Mr. Wilson's base salary at $360,000. Stock options for 500,000 shares were reserved for grant to Mr. Wilson in 1998 under the Company's 1998 Long-Term Incentive Compensation Plan, of which 100,000 vest immediately upon the execution of his option agreement and the balance vest over five
(5) years, subject to the satisfaction of various performance goals. See "EXECUTIVE OFFICER COMPENSATION--Employment Contracts".

    TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance-based compensation". The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Committee believes that all of the Company's 1999 compensation expense will be deductible for federal income tax purposes.

    Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 2000.

                                          Compensation Committee

                                          Richard C. Fox
                                          Alan S. Lockwood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee consist of Messrs. Fox and Lockwood. Each member is a non-employee director and does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

                           APPROVAL OF THE AMENDMENT
                          OF THE COMPANY'S CERTIFICATE
                                OF INCORPORATION
                                  (PROPOSAL 2)

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT
                                 (PROXY ITEM 2)

    The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to amend Article Three of the Company's Certificate of Incorporation authorizing a reverse stock split of the shares of Common Stock of the Company at a ratio of one-for-three (the "Reverse Stock Split"), or to abandon the Reverse Stock Split. The form of the proposed amendment is annexed to this Proxy Statement as Exhibit A (the "Reverse Stock Split Amendment"). The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock by the ratio of one-for-three, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

REASONS FOR THE REVERSE STOCK SPLIT AMENDMENT:

    The Company's Common Stock is currently listed on the Nasdaq Small Cap Market. The continued listing requirements of the Nasdaq Small Cap Market require, among other things, that the Common Stock maintain a closing bid price in excess of $1.00 per share. The Company was advised by Nasdaq on February 11, 2000 that the Company had failed to maintain a minimum bid price of $1.00 per share, and that it must be in compliance with the $1.00 minimum bid price requirement for a minimum of ten consecutive trading days immediately prior to May 11, 2000 or the Company's Common Stock would be delisted on the opening of business on May 15, 2000.

    The Company requested and was granted a hearing before a Nasdaq Listing Qualifications Panel on June 8, 2000, at which the Company presented its plan for compliance. On June 28, 2000, the Company supplemented its presentation by including the Board authorization for the proposed Reverse Stock Split. To enable the Company to solicit the necessary shareholder approval, the Panel has granted the Company a temporary listing exception through September 18, 2000.

    The Board has determined that the continued listing of the Common Stock on the Nasdaq Small Cap Market is in the best interests of the Company's stockholders. If the Common Stock were delisted from the Nasdaq Small Cap Market, the Board believes that the liquidity in the trading market for the Common Stock would be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

    The purpose of the Reverse Stock Split is to increase the market price of the Common Stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock and improve the likelihood that the Company will be allowed to maintain its listing on the Nasdaq Small Cap Market. If the Reverse Stock Split proposal is authorized by the stockholders, the Board will have the discretion to implement a Reverse Stock Split once during the next 12 months, or effect no Reverse Stock Split at all. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the Post-Split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from the Nasdaq Small Cap Market for other reasons.

    If the stockholders approve the Reverse Stock Split at the meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in an exchange ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of this Annual Meeting of Stockholders, the Board's authority to effect the Reverse Stock Split will terminate.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

    Pursuant to the Reverse Stock Split, each holder of three shares of Common Stock, par value $.001 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split will become the holder of one share of Common Stock, par value $.001 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

    Although the Reverse Stock Split will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's Common Stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the Nasdaq National Market.

    If approved, the Reverse Stock Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING OR HELD AS TREASURY SHARES

    The Company is currently authorized to issue a maximum of 20,000,000 shares of Common Stock. As of the Record Date, there were 8,188,569 shares of Common Stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to the number of Common Shares issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Stock Split, divided by three.

    With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

    The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

WARRANTS, OPTIONS AND SERIES A PREFERRED STOCK

    The Company has outstanding various warrants and options exercisable to acquire up to an aggregate of approximately 8,087,300 shares of Common Stock at various exercise prices ranging from $0.75 to $8.375. The amount of Common Stock issuable pursuant to these options and warrants will be reduced to one-third the previous amounts and the per share exercise prices will be increased by a factor of three.

    The Company also has outstanding 294,723 shares of Series A Preferred Stock which are convertible into shares of Common Stock at the option of the preferred stock holders. The number of shares of Common Stock into which the Series A Preferred stock may be converted will be reduced to one-third the previous amount.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

    As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of the Company including, among others, future financing transactions.

    Holders of the Common Stock have no preemptive or other subscription rights.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

    The Reverse Stock Split, if approved by the Company's stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of New York of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Exhibit A. It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right to delay the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

    Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock. As soon as practicable after the Effective Date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock. The Company intends to use American Stock Transfer and Trust Company, Inc. as its exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

FRACTIONAL SHARES

    The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share which results from the Reverse Stock Split will be rounded up to the next whole share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

    The receipt of New Common Stock, including whole shares issued in lieu of fractional shares, solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefor, and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

APPRAISAL RIGHTS

    No appraisal rights are available under the New York Business Corporation Law or under the Company's Certificate of Incorporation or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Agreement. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

    Approval of the proposal to increase the number of authorized Common Shares requires the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the amendment..

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                  AMENDMENT TO 1993 DIRECTOR STOCK OPTION PLAN
                                  (PROPOSAL 3)

GENERAL

    The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's 1993 Director Stock Option Plan to increase the number of Common Shares available to each director under the 1993 Director Stock Option Plan in order to enable the Company to continue to attract and retain qualified candidates for director and to enable the Company's directors to continue to benefit under the 1993 Director Stock Option Plan. This proposal will increase the initial grant from 27,000 shares vesting over 3 years, to 45,000 shares vesting over 5 years; it also provides for additional grants of 9,000 shares each on the 5th and each succeeding anniversary date of the Director's service.

SUMMARY OF TERMS OF THE 1993 DIRECTOR STOCK OPTION PLAN

    ADMINISTRATION. The 1993 Director Stock Option Plan was adopted by the Shareholders on September 29, 1993 to attract the best available individuals to serve as directors of the Company by encouraging them to acquire or increase their proprietary interest in the Company. It is administered by the Compensation Committee of the Board of Directors in accordance with the formula provided for in the 1993 Director Stock Option Plan. The decisions of the Compensation Committee concerning the interpretation and construction of any provisions of the 1993 Director Stock Option Plan or any option granted thereunder are final.

    ELIGIBILITY. The persons eligible to receive options under the 1993 Director Stock Option are all non-employee directors of the Company. Each non-employee director of the Company currently receives options to purchase 27,000 shares on the date that the individual becomes a director of the Company. Under this proposal, if approved, each non-employee director would receive options to purchase 45,000 shares on the date the individual becomes a director; on the fifth anniversary date of commencing service as a director, and each anniversary date thereafter, the Director would receive options to purchase an additional 9,000 shares. If this proposal is approved, Messrs. Filer, Fox and Lockwood would each immediately receive options to purchase an additional 18,000 shares, at an exercise price equal to the closing price on the date of grant.

    STOCK SUBJECT TO OPTIONS. The number of shares of Common Stock subject to options granted under the 1993 Employee Stock Option Plan is 216,000, of which options to purchase 108,000 shares have been granted.

    EXERCISE PRICE AND TERMS OF THE OPTIONS. The exercise price under each option shall be equal to the closing price of the Common Stock quoted by the national securities exchange which is the principal market for the Common Stock on the last day of trade prior to the authorization of the option grant. The term of each option is ten (10) years. Options will vest according to the following schedule: one-fifth of the shares are available for exercise upon granting; an additional one-fifth become available for exercise on the first, second, third and fourth anniversary of granting. The shares granted on the fifth anniversary and thereafter will vest immediately upon grant.

    TERMINATION OF SERVICE AS DIRECTOR, DEATH OR DISABILITY OF OPTIONEE. The 1993 Director Stock Option Plan provides that an optionee shall have the right to exercise the vested portion of any options granted under the 1993 Director Stock Option Plan only while he is a director of the Company, and for a period of ninety (90) days following termination of his relationship with the Company for reasons other than fraud, dishonesty, or disloyalty to the Company. In the event that an optionee shall die prior to the complete exercise of options granted to the optionee under the 1993 Director Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within ninety (90) days after the date of the optionee's death and then only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights pass under the optionee's will or the laws of descent and distribution; and

(ii) prior to expiration of the term of the option. In the event that an optionee shall become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while an director of the Company and prior to the complete exercise of options granted to the optionee under the 1993 Director Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within six (6) months following the date the optionee is determined to have become permanently and totally disabled.

    NON-ASSIGNMENT. During the lifetime of any optionee, options issued under the 1993 Director Stock Option Plan shall not be assignable or transferable by the optionee, whether voluntarily or by option of law or otherwise.

    DISSOLUTION, MERGER OR REORGANIZATION. In the event of: (1) a dissolution or liquidation of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) another capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options under the 1993 Director Stock Option Plan shall terminate except: (i) when another corporation shall assume such options or substitute new options therefore; and (ii) the Compensation Committee shall have the discretion and power in any such event to determine, and to make effective provisions therefor, that an optionee may exercise his option for such number of shares, not exceeding the total number specified by the option, as the Compensation committee may determine and/or that any outstanding options shall continue in full force and effect.

    ADJUSTMENTS AS TO NUMBER OF SHARES. The aggregate number and kind of shares available for options under the 1993 Director Stock Option Plan, the number and kind of shares subject to any outstanding option, and the option price of each outstanding option shall be proportionately adjusted by the Compensation Committee for any increase, decrease or change in the total outstanding Common Stock of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction (but not by reason of the issuance or purchase of Common Stock by the Company in consideration for money, services or property or by reason of the conversion of convertible stock to Common Stock). Note that if the Reverse Stock Split is effected, the number of shares to be granted pursuant to the terms of the 1993 Director Stock Option Plan shall be divided by three.

    TERM OF THE 1993 DIRECTOR STOCK OPTION PLAN: AMENDMENT AND TERMINATION. The 1993 Director Stock Option Plan took effect on October 1, 1993, and shall remain in effect until all shares subject to issuance thereunder have been purchased pursuant to options granted thereunder, provided that all options and rights granted under the 1993 Director Stock Option Plan must be granted prior to September 30, 2003. The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the 1993 Director Stock Option Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except in the case of adjustments authorized under 1993 Director Stock Option Plan, increase the maximum number of shares which may be issued under the 1993 Director Stock Option Plan, (ii) change the eligibility requirements for optionees entitled to receive options under the 1993 Director Stock Option Plan, or (iii) extend the period for granting options.

    TAX CONSEQUENCES. An optionee will not recognize taxable income upon the grant of a stock option under the 1993 Director Stock Option Plan. When an optionee exercises such an option, the optionee will recognize taxable compensation income at the time equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An optionee will generally have a basis in stock acquired through exercise of an option under the 1993 Director Stock Option Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain (which is the difference between the sales price and the optionee's basis) will be taxed as capital gain in the taxable year in which the sale occurs. Any compensation income recognized by the optionee upon the exercise of an option under the 1993 Director Stock Option Plan will be allowable to the Company as a business deduction at the time it is recognized by the optionee.

    Approval of the amendment to the 1993 Director Stock Option Plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the amendment.

    The Board of Directors recommends a vote FOR the amendment to the Company's 1993 Director Stock Option Plan.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 4)

    The Board of Directors, upon the recommendation of Audit Committee, has designated Bonadio & Co., LLP to serve as the Company's principal accountants to audit the Company's financial statements for the year ending December 31, 2000.

    For the year ended December 31, 1999, PricwaterhouseCoopers, LLP served as the Company's independent public accountants. PricewaterhouseCoopers., LLP declined to stand for re-election effective April 28, 2000.

    The report of PricewaterhouseCoopers, LLP on the financial statements for the year ended December 31, 1999 originally contained a disclaimer of opinion due to a condition of default in the Company's debt. The default condition was resolved on April 14, 2000 and a Form 10K/A was filed on April 25, 2000 in which the report of PricewaterhouseCoopers, LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

    In connection with its audits for the two most recent fiscal years and through April 28, 2000, there have been no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

    The Registrant has requested that PricewaterhouseCoopers, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 4, 2000, was filed with the SEC.

    Bonadio & Co., LLP has been engaged by the Company to serve as the Company's principal accountants to audit its financial statements commencing May 3, 2000. In connection with the change of accountants, the Company did not consult with the new accountants regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or
(2) any disagreements with the Company's prior accountants. However, in connection with its purchase of the Company's mezzanine debt, RHD Capital Ventures LLC did engage Bonadio & Co., LLP to perform certain financial due diligence on the Company in January and February 2000.

    The decision to engage Bonadio & Co., LLP was approved by the Audit Committee of the Board of Directors and by the full Board.

    Approval of the auditors requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the appointment of Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 2000. If the shareholders do not appoint Bonadio & Co., LLP, the selection of independent public account will be made by the Board of Directors, and Bonadio & Co., LLP may at that time be considered for such appointment.

    A representative of Bonadio & Co., LLP is expected to be present at the Annual Meeting. This representative will be given an opportunity to make a statement if that person so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements. It is not anticipated that a representative of PricewaterhouseCoopers, LLP will be present at the Annual Meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

    Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 2001 Annual Meeting of Shareholders, such proposal must be received by the Company no later than February 1, 2001.

    THE FINANCIAL STATEMENTS OF THE COMPANY AS THEY APPEARED IN THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K/A FOR YEAR ENDED DECEMBER 31, 1999, TOGETHER WITH THE AUDITORS' REPORT, IS INCLUDED WITH THIS PROXY. A COMPLETE COPY OF THE COMPANY'S FORM 10-K/A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HUDSON HOTELS CORPORATION, 300 BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604, ATTENTION: CORPORATE SECRETARY.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Alan S. Lockwood
                                          Secretary

Dated: July 31, 2000
Rochester, New York

                                   EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           HUDSON HOTELS CORPORATION

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

    The undersigned, being the President and Secretary of Hudson Hotels Corporation, do hereby certify as follows:

     1. The name of the Corporation is Hudson Hotels Corporation. The name under which the Corporation was formed was Microtel Distribution and Franchising Corp.

     2. The Certificate of Incorporation was filed by the Department of State on June 5, 1987.

     3. The Certificate of Incorporation is hereby amended to add paragraph 3.2 as follows:

        3.2  REVERSE STOCK SPLIT.


                    3.2.1           On the Split Effective Date (as defined below), the
                                    Corporation shall effect a one-for-three reverse stock split pursuant to which every three shares of the Corporation's
                                    Common Stock issued and outstanding or held in treasury will be automatically converted into one new share of Common
                                    Stock (the "Reverse Stock Split").

                    3.2.2           The Reverse Stock Split shall be effective as of the close of business on such date that the Amendment is filed with
                                    the New York Department of State, as determined by the
                                    Corporation's Board of Directors, but in no event later than
                                    September 14, 2001 (the "Split Effective Date").

                    3.2.3           The Corporation shall not issue fractional shares to the
                                    shareholders entitled to a fractional interest in a share of
                                    Common Stock issued pursuant to the Reverse Stock Split but shall round each fractional share up to the next whole
                                    number of shares.

                    3.2.4           On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate
                                    reduced number of new shares of Common Stock without any
                                    action by the shareholder thereof. As soon as practicable
                                    after the Split Effective Date, the Corporation or its agent shall notify the shareholders and request the surrender of their certificates for their existing shares with
                                    instructions as to how to receive new certificates and/or
                                    payment for their fractional new share interest.

                    3.2.5           The shares of Common Stock issued pursuant to the Reverse
                                    Stock Split shall be identical to the shares of Common Stock they are exchanged for.

     4. The Certificate of Amendment was authorized by a vote of the Board of Directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

    IN WITNESS WHEREOF, this Certificate has been subscribed this   day of
September, 2000 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

                                          --------------------------------------
                                          E. Anthony Wilson, President

                                          --------------------------------------
                                          Alan S. Lockwood, Secretary

--------------------------------------------------------------------------------

                                     PROXY
                           HUDSON HOTELS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints E. Anthony Wilson, Ralph L. Peek, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of HUDSON HOTELS CORPORATION (the "Company") to be held on September 14, 2000 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposals 2,3,4 and 5.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

/X/ Please mark your
    votes as in this
    example using dark
    ink only.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.

                            FOR   WITHHELD                                                                    FOR  AGAINST ABSTAIN
1. ELECTION OF DIRECTORS                            2. PROPOSAL #2
                            / /     / /                To consider and act upon a proposal to permit the       / /    / /      / /
Nominees:                                              Board of Directors to amend the Company's
E. Anthony Wilson, Ralph L. Peek, Richard C. Fox,      Certificate of Incorporation to effect a reverse
Ted Filer, Alan S. Lockwood                            stock split of the Company's issued common stock in
                                                       which one new share of Common Stock would be exchanged
                                                       for every three shares of Common Stock currently
                                                       issued and outstanding (the "Reverse Stock Split"), all
                                                       fractional shares to be rounded up to the next whole
                                                       share, all as more fully described in the accompanying
                                                       Proxy Statement.

FOR, except vote withheld from the following        3. PROPOSAL #3
nominee(s):                                            To consider and act upon a proposal to amend            / /    / /      / /
                                                       the Company's 1993 Director's Stock Option Plan.
------------------------------------------------
                                                    4. PROPOSAL #4
                                                       To consider and act upon a proposal to appoint         / /    / /      / /
                                                       Bonadio & Co., LLP as the Company's independent
                                                       public accountants for the year ending
                                                       December 31, 2000.

                                                    5. PROPOSAL #5
                                                       To transact such other business as may properly come   / /    / /      / /
                                                       before the meeting or any adjournment or adjournments
                                                       thereof.

                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                                                       ENCLOSED ENVELOPE.

Signature(s)__________________________________________ Date:______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give me the full title as such.


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